Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Alliance Bancorporation Adds New Members to Board of Directors

PHOENIX (Dec. 8, 2022) – Western Alliance Bancorporation (NYSE: WAL) today announced the addition of two new members to its Board of Directors.

The Board of Directors on December 2, 2022, appointed two new Board members, effective immediately: Kevin M. Blakely and Paul Galant. The new directors will stand for election by shareholders at the Company’s 2023 Annual Meeting.

“The appointments of Kevin and Paul are the culmination of a deliberate and thorough director succession planning process,” said Donald D. Snyder, Governance Committee Chair, Western Alliance Bancorporation Board of Directors. “Both new members bring skillsets developed at large financial institutions, including risk management, technology, and payments experience that will contribute to the Company’s ongoing success at this important stage in its growth.”

“Today’s announcement is part of a planned, multi-year Board succession and refreshment process intended to position the Company for the future,” said Bruce D. Beach, Chair, Western Alliance Bancorporation Board of Directors. “Adding these new directors now enables Western Alliance to make the most of their sizable expertise throughout the first half of 2023, ahead of the Company’s Annual Meeting later in the year.”

Western Alliance CEO, Kenneth Vecchione, commented, “I am excited to welcome Kevin and Paul to the Western Alliance team and look forward to working with them as we pursue our mission to be the nation’s leader in commercial banking. Their support and guidance will help us continue to deliver what we have long been known for: superior service with sophisticated risk management.”

About New Board Members

Kevin M. Blakely: Mr. Blakely, whose recent professional experience includes roles as chief risk officer at Huntington Bancshares, Inc. and president and chief executive officer of the Risk Management Association, currently serves as a senior advisor to Oliver Wyman, Inc.

Paul Galant: Mr. Galant’s recent professional experience includes roles as chief executive officer and member of the board of directors of Brightstar, the world’s largest distribution and insurance provider to the mobile device industry, and its operating partner Softbank. Previously, he was chief executive officer of Verifone, before which he spent 13 years at Citibank, where he held CEO positions for a number of groups including enterprise payments, international credit cards and merchant acquiring, global transaction services, and cash management.

About Western Alliance Bancorporation

With more than $65 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include being ranked #1 top-performing large bank with assets greater than $50 billion in 2021 by both American Banker and Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit Western Alliance Bancorporation.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, future economic performance, growth and success, and the quotations from Board members. The forward-looking statements contained herein reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

Media and Investor Contact:

Miles Pondelik
Director, Investor Relations & Corporate Development
602.346.7462
mpondelik@westernalliancebank.com